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                                                                     EXHIBIT 4.4

                            CASE CREDIT CORPORATION

                             OFFICERS' CERTIFICATE
                                      and
                                 COMPANY ORDER

     With respect to the proposed issuance and sale by Case Credit Corporation (the "Company") from time to time of up to $550,000,000 aggregate principal amount of the Company's Medium-Term Notes, Series A due from 9 months to 30 years from date of issue (the "Notes"), on behalf of the Company, Kenneth R. Gangl and Peter Hong, the undersigned officers of the Company, certify pursuant to Sections 2.1, 3.1 and 3.3 of the Indenture, dated as of October 1, 1997 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), as follows:

     1. We have read Sections 2.1, 3.1 and 3.3 of the Indenture and the definitions therein relating thereto, reviewed the resolutions of the Board of Directors of the Company adopted on September 15, 1997 (attached as Exhibit C to the Secretary's Certificate of Case Credit Corporation of even date herewith, the "Resolutions"), reviewed the Actions of the Authorized Officers of Case Credit Corporation, dated December 8, 1997 (attached as Exhibit D to the Secretary's Certificate of Case Credit Corporation of even date herewith, the "Actions of the Authorized Officers"), conferred with executive officers of the Company and, in our opinion, made such other examinations and investigations as are necessary to enable us to express an informed opinion as to whether Sections 2.1, 3.1 and 3.3 of the Indenture have been complied with.

     2. Based on the above-described examinations and investigations, in our opinion, all conditions precedent relating to the authentication and delivery of the Notes, including those conditions under Sections 2.1,
          3.1 and 3.3 of the Indenture, have been complied with.

     3. The forms and terms of the Notes were established pursuant to the Actions of the Authorized Officers and the Resolutions.

     In accordance with the provisions of Section 3.3 of the Indenture, the Trustee is hereby authorized and requested to authenticate from time to time Notes in an aggregate principal amount not to exceed $550,000,000, and to deliver such Notes in the manner set forth in the Indenture and the Medium-Term Notes, Series A Administrative Procedures (as the same may be amended, modified or revised from time to time) attached as Exhibit B to the
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Distribution Agreement, dated as of December 8, 1997, by and among the Company and J.P. Morgan Securities Inc., Chase Securities Inc. and Citicorp Securities, Inc., upon receipt of instructions therefor from any one or more of the following: the Company's Chairman of the Board, President and Chief Executive Officer or Chief Financial Officer. Such instructions, which will include the specific terms of the Notes, shall be transmitted to you by telephone (promptly confirmed in writing) or by facsimile transmission. Notes to be completed, authenticated and delivered upon original issuance from time to time shall be in the forms of the Fixed Rate Note and Floating Rate Note attached hereto as Exhibits A and B, respectively, or in such other forms as hereafter may be designated.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.

                                      -2-
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     IN WITNESS WHEREOF, on behalf of the Company, the undersigned have executed this Officers' Certificate and Company Order as of this 8th day of December, 1997.

                              CASE CREDIT CORPORATION


                              By: /s/ KENNETH R. GANGL
                                 ----------------------------
                                  Name:  Kenneth R. Gangl
                                  Title: President and
                                         Chief Executive Officer



                              By: /s/ PETER HONG
                                 ----------------------------
                                  Name:  Peter Hong
                                  Title: Treasurer

                                      -3-